EXHIBIT 99.3


For Immediate Release            Contact:  Timothy J. Reid (785) 295-6695

PAYLESS SHOESOURCE ANNOUNCES SENIOR SUBORDINATED NOTES OFFERING

     TOPEKA, Kan., July 15, 2003 -- Payless ShoeSource, Inc. (NYSE:PSS) today announced it is proposing to offer $200 million of senior subordinated notes due 2013.

     Payless intends to use the proceeds of this offering, net of all fees and expenses, together with available cash, to repay all its existing indebtedness under the term loan portion of the company's existing credit facility.

     The senior subordinated notes will be issued in a transaction that will not be registered under the Securities Act of 1933, as amended, and will be offered and sold in the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act. The senior subordinated notes to be offered may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.

     Payless ShoeSource, Inc. is the largest family footwear retailer in the Western Hemisphere. The company operates a total of 5,012 stores offering quality family footwear and accessories at affordable prices. In addition, customers can buy shoes over the Internet through Payless.com(sm), at www.payless.com.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS RELATING TO ANTICIPATED FINANCIAL PERFORMANCE. A VARIETY OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS COULD CAUSE ACTUAL RESULTS AND EXPECTATIONS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR EXPECTATIONS. PLEASE REFER TO THE COMPANY'S 2002 ANNUAL REPORT, FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 2003, AND THE PRESS RELEASE OF FEBRUARY 28, 2003 REGARDING FULL YEAR 2002 RESULTS FOR MORE INFORMATION ON THESE AND OTHER RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO SUCH FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.